Exhibit 2.4
Deed of Amendment
20 October 2009
THE EMEA SELLERS
ALAN BLOOM, STEPHEN HARRIS, ALAN HUDSON, DAVID HUGHES AND
CHRISTOPHER HILL AS JOINT ADMINISTRATORS
YARON HAR-ZVI AND AVI D. PELOSSOF AS JOINT ISRAELI ADMINISTRATORS
CIENA CORPORATION

DEED OF AMENDMENT
relating to the Asset Sale Agreement relating to the sale
and purchase of the EMEA Assets

Herbert Smith LLP

Deed of Amendment
THIS DEED is made on this 20th day of October 2009.
BETWEEN:
(1)	THE EMEA SELLERS (the details of which are set out in Schedule 2 of the Agreement (as defined below)) which, in the case of the EMEA Debtors (the details of which are set out in Schedule 3 of the Agreement (as defined below)), are acting by their joint administrators Alan Robert Bloom, Stephen John Harris, Alan Michael Hudson and Christopher John Wilkinson Hill of Ernst & Young LLP of 1 More London Place, London SE1 2AF (other than Nortel Networks (Ireland) Limited (in administration), for which David Hughes of Ernst & Young Chartered Accountants of Harcourt Centre, Harcourt Street, Dublin 2, Ireland and Alan Robert Bloom serve as joint administrators), who act as agents of the EMEA Debtors only and without any personal liability whatsoever (the “Joint Administrators") and, in the case of the Israeli Company (the details of which are set out in Schedule 2 of the Agreement (as defined below)) which is acting by its joint administrators Yaron Har-Zvi and Avi D. Pelossof, who act as agents of the Israeli Company only and without any personal liability whatsoever (the “Joint Israeli Administrators");

(2)	THE JOINT ADMINISTRATORS;

(3)	THE JOINT ISRAELI ADMINISTRATORS; and

(4)	CIENA CORPORATION a Delaware corporation (the “Purchaser").
RECITAL:
A.	On 7 October 2009 the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into an Asset Sale Agreement (the “Agreement") whereby the EMEA Sellers agreed to sell and transfer to the Purchaser the EMEA Assets (as defined in the Agreement) for the consideration and upon the terms and subject to the conditions set out in the Agreement. On the same date the Sellers and the Purchaser entered into the North American Agreement whereby the Sellers agreed to sell and transfer to the Purchaser the Assets (as defined in the North American Agreement) for the consideration and upon the terms and subject to the conditions set out in the North American Agreement.

B.	On 15 October 2009 hearings were held in the US Bankruptcy Court and the Canadian Court to approve, amongst other things, the Sellers’ entry into the North American Agreement and the Bidding Procedures and Bid Protections.

C.	On 16 October 2009, each of the US Bankruptcy Court and the Canadian Court entered orders approving the North American Agreement and the Bidding Procedures and Bid Protections, subject to certain amendments, as set out in those orders (the “Court Orders”).

D.	Pursuant to the Court Orders, consistent amendments are to be made to the Agreement. Accordingly, the parties agree that the Agreement shall be amended on the terms set out in this Deed.
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Unless the context otherwise requires or unless otherwise defined in this Deed words and phrases defined in the Agreement (as amended by this Deed) shall have the same meanings where used in this Deed.

Deed of Amendment
1.2	References in the Agreement to “this Agreement” shall, with effect from and including the date of this Deed and unless the context dictates otherwise, be a reference to the Agreement as amended by this Deed and words such as “herein”, “hereof”, “hereby” and “hereto” where they appear in the Agreement shall be construed accordingly.

2.	AMENDMENTS TO THE AGREEMENT

2.1	The first sentence of clause 15.5 of the Agreement shall be deleted and replaced (without prejudice to the remainder of Clause 15.5 of the EMEA ASA) with the following:

“In the event that (i) this Agreement is terminated by the Purchaser pursuant to Clause 15.4.4 or Clause 15.4.5; or (ii) the North American Agreement is terminated by either Primary Party pursuant to Section 10.1(b)(v) of the North American Agreement or by the Purchaser pursuant to Section 10.1(b)(ii), Section 10.1(c) or Section 10.1(d) of the North American Agreement or by the Main Sellers pursuant to Section 10.1(b)(iii), Section 10.1(b)(iv), Section 10.1(b)(viii) or Section 10.1(e) of the North American Agreement, then the EMEA Sellers shall pay to the Purchaser in immediately available funds, (A) within two (2) Business Days following such termination (other than with respect to any termination pursuant to Section 10.1(b)(v) of the North American Agreement), or (B) within two (2) Business Days following the consummation of an Alternative Transaction that is consummated at any time on or prior to the date that is twelve (12) months following any termination of the North American Agreement pursuant to Section 10.1(b)(v) of the North American Agreement, a cash fee equal to five million, three hundred and forty-eight thousand U.S. dollars (U.S.$5,348,000) (the “EMEA Break-Up Fee”).”

2.2	A new definition shall be inserted in Schedule 1 of the EMEA ASA as follows:

““North American Agreement Amendment” means Amendment No. 1 to the Asset Sale Agreement between the Main Sellers and the Purchaser.”

2.3	In Clause 10.9 of the EMEA ASA, every reference to “Section 5.5(a) of the North American Agreement” and “Section 5.5(a)(iii) of the North American Agreement” shall be followed by the words: “(as amended by the North American Agreement Amendment”)”

2.4	Subject to the terms of, and except as amended by this Deed, the Agreement shall remain in full force and effect between the parties.

3.	EXCLUSION OF LIABILITY AND ACKNOWLEDGEMENT

3.1	Subject to Clause 3.4.2, notwithstanding that this Deed shall have been signed by the Joint Administrators and the Joint Israeli Administrators both in their capacities as administrators of the EMEA Debtors for and on behalf of the EMEA Debtors and of the Israeli Company for and on behalf of the Israeli Company respectively and in their personal capacities, it is hereby expressly agreed and declared that no personal Liability under or in connection with this Deed shall fall on the Joint Administrators, the Joint Israeli Administrators or their respective firm, partners, employees, agents, advisers or representatives whether such personal Liability would arise under paragraph 99(4) of schedule B1 to the Insolvency Act, or otherwise howsoever. For the avoidance of doubt, this Clause 3.1 shall not operate to prevent any claim of the Purchaser against the EMEA Debtors under this Deed or the Agreement being an expense of the administration as described in Paragraph 99(4) of Schedule B1 and Rule 2.67 of the Insolvency Act or against the Israeli Company under this Agreement being “expenses of the stay of proceedings”.

Deed of Amendment
3.2	Subject to Clause 3.4.2, it is hereby expressly agreed and declared that no personal Liability, or any Liability whatsoever, under or in connection with this Deed shall fall on any of the Non-Debtor Seller Directors howsoever such Liability should arise.

3.3	For the avoidance of doubt, (but without prejudice to the other terms of this Deed) the parties hereby agree that the terms of Clauses 3.1 and 3.2 do not, in and of themselves, provide that the Purchaser is under any obligation to indemnify, nor become liable or responsible for, any actions, proceedings, claims, demands, costs, expenses, damages, compensation, fines, penalties or other Liabilities against the Joint Administrators, the Joint Israeli Administrators or the Non-Debtor Seller Directors by any Person.

3.4	The Joint Administrators and the Joint Israeli Administrators are party to this Deed in their personal capacities only for the purpose of receiving the benefit of this Clause 3 and the exclusions, limitations, undertakings, covenants and indemnities in their favour contained in this Deed. The Purchaser acknowledges and agrees that in the negotiation and the completion of this Deed the Joint Administrators and the Joint Israeli Administrators are acting only as agents for and on behalf of the EMEA Debtors and the Israeli Company, respectively, and without any personal Liability whatsoever.

3.5	Subject to Clause 3.4.2, the Purchaser further acknowledges the following:
3.5.1	it has entered into this Deed without reliance on any warranties or representations made by the EMEA Sellers or by any of their employees, agents or representatives, or by the Joint Administrators, the Joint Israeli Administrators or any of their respective firms, partners, employees, agents, advisors or representatives and (save in respect of fraud, fraudulent misrepresentation or fraudulent misstatement) it shall not have any remedy in respect of any misrepresentation or untrue statement by such persons made by or on behalf of any other party to this Deed; and

3.5.2	nothing in this Clause 3 or any other provision of this Deed shall prevent any party from bringing any action against any other party, whether in a personal or any other capacity, for fraud, fraudulent misrepresentation or fraudulent misstatement.
4.	MISCELLANEOUS

4.1	Each party shall bear its own costs and expenses in relation to this Deed and the matters referred to in this Deed.

4.2	None of the rights or obligations and undertakings set out in this Deed may be assigned or transferred without the prior written consent of all the parties except for direct assignment by the Purchaser to a EMEA Designated Purchaser in accordance with Clauses 4.4 and 4.5 of the Agreement (provided that the Purchaser remains liable jointly and severally with its assignee EMEA Designated Purchaser for the assigned obligations). Subject to the foregoing, this Deed shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.3	In the event that any provision of this Deed shall be void or unenforceable by reason of any provision of applicable Law, it shall be deleted and the remaining provisions hereof shall continue in full force and effect and if necessary, be so amended as shall be necessary to give effect to the spirit of this Deed so far as possible (unless such invalidity or unenforceability materially impairs the ability of the parties hereto to consummate the transactions contemplated by this Deed).

Deed of Amendment
4.4	The provision for services of notices set out in Clause 17 (Notices and Receipts) of the Agreement shall also apply for the purposes of this Deed.

4.5	This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts together constitute one instrument.

4.6	Without prejudice to Clause 3 (Exclusion of Liability and Acknowledgement) of this Deed to the extent that the benefit of any provision in this Deed is expressed to be conferred upon:
4.6.1	the Joint Administrators or the Joint Israeli Administrators, where necessary to give effect to any such provision the EMEA Debtors or the Israeli Company (as the case may be) shall hold such benefit as trustees for each Joint Administrators, or the Joint Israeli Administrators; and

4.6.2	the firm, partners, employees, agents, advisers and/or representatives of the Joint Administrators or the Joint Israeli Administrators, where necessary to give effect to any such provision the Joint Administrators and/or the Joint Israeli Administrators (as the case may be) (or failing that the EMEA Debtors or the Israeli Company) shall hold such benefit as trustees for each such person.
4.7	The provisions of this Deed relating to the Joint Administrators or the Joint Israeli Administrators in their personal capacities shall survive for the benefit of the Joint Administrators, the Joint Israeli Administrators, their firm, partners, employees, agents, advisers and representatives notwithstanding the discharge of the Joint Administrators as joint administrators of the EMEA Debtors, or the Joint Israeli Administrators as administrator of the Israeli Company, and shall be in addition to and not in substitution for any other right or indemnity or relief otherwise available to each of them.

4.8	No failure to exercise nor any delay in exercising, on the part of any party, any right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by Law.

4.9	No party shall be deemed to have waived any provision of this Deed unless such waiver is in writing, and then such waiver shall be limited to the circumstances set forth in such written waiver. This Deed shall not be amended, altered or qualified except by an instrument in writing signed by all the parties hereto.

4.10	This Deed is for the sole benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Deed and no term of this Deed is enforceable under the Contract (Right of Third Parties) Act 1999 by a person who is not a party to this Deed.

5.	GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

5.1	This Deed is governed by and shall be construed in accordance with English Law.

5.2	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed and the parties agree to the exclusive jurisdiction of the English courts, except as mutually agreed by the parties.

5.3	The parties waive any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

Deed of Amendment
5.4	The Purchaser irrevocably appoints Ciena Limited of 43 Worship Street, London EC2A 2DX as its agent in England for service of process, and each of the EMEA Sellers irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London, EC2V 7EX as its agent in England for service of process.
IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

Deed of Amendment

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel Networks UK Limited (in		)	Christopher Hill
administration) by Christopher Hill		)
as Joint Administrator (acting as agent and		)
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Sharon Austin	)
Address:		)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel GmbH (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Sharon Austin	)
Address:	1 More London Place	)
SE1 2AF

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel Networks SpA (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Ernst & Young	)
Address:	1 More London Place	)
SE1 2AF

Deed of Amendment

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel Networks Hispania S.A. (in		)	Christopher Hill
administration) by Christopher Hill		)
as Joint Administrator (acting as agent and		)
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Sharon Austin	)
Address:	Ernst & Young	)
1 More London Place
London SE1 2AF

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel Networks B.V. (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Sharon Austin	)
Address:	Ernst & Young	)
1 More London Place
London SE1 2AF

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel Networks AB (in administration) by		)	Christopher Hill
Christopher Hill		)
)

as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Sharon Austin	)
Address:	Ernst & Young	)
1 More London Place
London SE1 2AF

Deed of Amendment

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel Networks N.V. (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Sharon Austin	)
Address:	Ernst & Young	)
1 More London Place
London SE1 2AF

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel Networks (Austria) GmbH (in		)	Christopher Hill
administration) by Christopher Hill		)
as Joint Administrator (acting as agent and		)
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Sharon Austin	)
Address:	Ernst & Young	)
1 More London Place
SE1 2AF

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel Networks Polska Sp. z.o.o. (in		)	Christopher Hill
administration) by Christopher Hill		)
as Joint Administrator (acting as agent and		)
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Sharon Austin	)
Address:	Ernst & Young	)
1 More London Place
London SE1 2AF

Deed of Amendment

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel Networks Portugal S.A. (in		)	Christopher Hill
administration) by Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Sharon Austin	)
Address:	Ernst & Young	)
1 More London Place
SE1 2AF

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill

Nortel Networks s.r.o. (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Sharon Austin		)

Name:	Sharon Austin	)
Address:	1 More London Place	)
London SE1 2AF

Deed of Amendment

EXECUTED AS A DEED for and on behalf of		)	/s/ Kerry Trigg

Nortel Networks France S.A.S. (in		)	Kerry Trigg
administration) by KerryTrigg acting as		)
authorised representative for		)
Christopher Hill		)

as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature
)
/s/ Sharon Perlmutter		)

Name:	Sharon Perlmutter	)
Address:

Deed of Amendment

EXECUTED AS A DEED outside of the Republic of		)	/s/ Andrew Dann

Ireland for and on behalf of Nortel Networks (Ireland) Limited (in administration) by Andrew Dann (acting as		) )	Andrew Dann
an authorised representative and without personal liability) in exercise of his power of attorney for and on behalf of David Hughes as Joint Administrator (acting as agent and without personal liability) in the presence of:		)	Location: Jersey

Witness signature

/s/ Alexandra Martin		)

Name:	Alexandra Martin	)
Address:	3 La Carre	)
La Route De St Jean
St John
Jersey JE3 4EP

Deed of Amendment

EXECUTED AS A DEED by John Freebairn and John Bell duly authorised for and on behalf of Nortel Networks (Northern Ireland) Limited		) ) )

/s/ John Freebairn			/s/ John Bell

John Freebairn			John Bell

in the presence of:

Witness signature			Witness signature

/s/ Tina McAuley		)	/s/ Tina McAuley		)

Name:	Tina McAuley	)	Name:	Tina McAuley	)
Address:	10 Knockagh Heights	)	Address:	10 Knockagh Heights	)
	Carrickfergus BT38 8QZ			Carrickfergus BT38 8QZ

Deed of Amendment

EXECUTED AS A DEED by Sergei Fishkin duly authorised for and on behalf of o.o.o. Nortel Networks in the presence of:	) ) )	/s/ Sergei Fishkin Sergei Fishkin

Witness signature

/s/ Maria Bogachkina Name: Maria Bogachkina Address: 19-2-267 Gurievski lane, 115597 Moscow Russia	) ) )

Deed of Amendment

EXECUTED AS A DEED by Sharon Rolston		)	/s/ Sharon Rolston

duly authorised for and on behalf of Nortel Networks AG in the presence of:		) )	Sharon Rolston

Witness signature

/s/ B. Scherwath		)

Name:	B. Scherwath	)
Address:	c/o Nortel Networks	)
Maidenhead
SLG 3QH, UK

Deed of Amendment

EXECUTED AS A DEED for and on behalf of	)
Nortel Networks Israel (Sales and Marketing)	)	/s/ Yaron Har-Zvi
Limited (in administration) by Yaron Har-Zvi and Avi D. Pelossof as Joint Israeli Administrators (acting jointly and without personal liability) in connection with the Israeli Assets and Liabilities:	)	Yaron Har-Zvi
	)	/s/ Avi D. Pelossof
	) ) ) )	Avi D. Pelossof

Witness signature

/s/ Itay Lavi	)
Name: Itay Lavi	)
Address: 20 Lincoln St. Tel-Aviv	)

Deed of Amendment

EXECUTED AS A DEED by Christopher Hill		)	/s/ Christopher Hill
		)	Christopher Hill
in his own capacity and on behalf of the Joint Administrators without personal liability and solely for the benefit of the provisions of this Agreement expressed to be conferred on or given to the Joint Administrators:
)

Witness signature

/s/ Sharon Austin		)
Name: Sharon Austin		)
Address:	Ernst & Young LLP
	1 More London Place London SE1 2AF	)

Deed of Amendment

EXECUTED AS A DEED by Yaron Har-Zvi	)	/s/ Yaron Har-Zvi
	)	Yaron Har-Zvi
in his own capacity and on behalf of the Joint Israeli Administrators without personal liability and solely for the benefit of the provisions of this Agreement expressed to be conferred on or given to the Joint Israeli Administrators:
)

Witness signature

/s/ Itay Lavi Name: Itay Lavi	) )
Address: 20 Lincoln St. Tel-Aviv	)

EXECUTED AS A DEED by Avi D. Pelossof	)	/s/ Avi D. Pelossof
	)	Avi D. Pelossof
in his own capacity and on behalf of the Joint Israeli Administrators without personal liability and solely for the benefit of the provisions of this Agreement expressed to be conferred on or given to the Joint Israeli Administrators:
)

Witness signature

/s/ Itay Lavi Name: Itay Lavi	) )
Address: 20 Lincoln St. Tel-Aviv	)

Deed of Amendment

EXECUTED AS A DEED by	)	/s/ Gary B. Smith
Gary B. Smith	)
Duly authorised for and on behalf of CIENA CORPORATION in the presence of:	)

Witness signature

/s/ David M. Rothenstein	)
Name: David M. Rothenstein	)
Address: 1201 Winterson Road, Linthicum, MD 21090, USA	)